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                                                                    EXHIBIT 10.3

                                                                           DRAFT
                                                                         6/14/02

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

          AMENDED AND RESTATED EMPLOYMENT AGREEMENT, dated as of June __, 2002, by and among Von Hoffmann Holdings Inc., a Delaware corporation formerly named "Von Hoffmann Corporation" (including its successors and assigns, "Holding"), Von Hoffmann Corporation, a Delaware corporation formerly named "Von Hoffmann Press, Inc." (including its successors and assigns, the "Company"), and Robert
A. Uhlenhop ("Employee").

          WHEREAS, Holding, the Company and Employee are parties to that certain Employment Agreement, dated as of December 20, 2001 and effective as of January 1, 2002 (the "Original Agreement"); and

          WHEREAS, Holding, the Company and Employee desire to amend and restate the Original Agreement in its entirety as hereinafter provided;

          NOW, THEREFORE, in consideration of the mutual undertakings contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     1.1 DEFINITIONS. As used herein, the following terms shall have the following meanings.

          "BOARD" means the Board of Directors of a member of the Company Group.

          "CAUSE" means (i) the conviction of Employee by a court of competent jurisdiction of, or entry of a plea of NOLO CONTENDERE with respect to, a felony or any other crime which involves fraud, dishonesty or moral turpitude; (ii) fraud or embezzlement on the part of Employee; (iii) Employee's chronic abuse of or dependency on alcohol or drugs (illicit or otherwise) which interferes with the performance of Employee's duties, responsibilities or obligations under this Agreement; (iv) the material breach by Employee of Section 2.5, 2.6 or 2.7 hereof; or (v) any act of moral turpitude or willful misconduct by Employee which (A) is intended to result in substantial personal enrichment of Employee at the expense of the Company Group or (B) may have a material adverse impact on the business or reputation of the Company Group.

          "COMPANY GROUP" means, collectively, Holding, the Company and their respective Subsidiaries, successors or assigns.

          "CODE" means the Internal Revenue Code of 1986, as amended.

          "EMPLOYMENT PERIOD" has the meaning set forth in Section 2.1 hereof.

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          "PERMANENT DISABILITY" shall have the meaning assigned thereto in the disability insurance policy referred to as item 3 on SCHEDULE 2.3(c) hereto.

          "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

                                   ARTICLE II
                                   EMPLOYMENT

     2.1 EMPLOYMENT. The Company agrees to employ Employee, and Employee hereby accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning as of January 1, 2002 and ending as provided in Section 2.4 (the "Employment Period").

     2.2  POSITION AND DUTIES.

          (a) During the remainder of the Employment Period, Employee shall be employed by the Company as Chief Executive EMERITUS and Special Advisor to the Chief Executive Officer. In addition, as requested by the Board of the Company, Employee shall serve as Chairman of the Board of Holding. Notwithstanding anything to the contrary contained in the By-laws of the Company or the By-laws of Holding, while Employee holds the positions set forth herein, Employee shall be considered an employee of the Company (but not an officer of either the Company or Holding) obligating Employee and the Company to the rights and duties inherent in an employment relationship.

          (b) In his capacity as Chief Executive EMERITUS and Special Advisor to the Chief Executive Officer, Employee shall not in any way be deemed to be the Chief Executive Officer of the Company and will not be responsible for day-to-day operating functions of the Company, but shall perform such duties as shall be reasonably determined from time to time by the Chief Executive Officer or Board of the Company, including, without limitation, to the extent reasonably requested, providing guidance and assistance to members of the Company's senior management and to the Chief Executive Officer of the Company, and assisting the Company in maintaining and further developing its relationships with its existing customers and developing new customers. In his capacity as Chairman of the Board of Holding, Employee will not be responsible for day-to-day operating functions of Holding or any other member of the Company Group. In the performance of his duties as Chairman of the Board of Holding, Employee shall at all times report and be subject to the lawful direction of the Board of Holding and perform his duties hereunder subject to and in accordance with the resolutions or any other determinations of the Board of Holding and the By-laws of Holding, as from time to time in effect, provided that Employee's duties shall not be expanded beyond those specifically described in this Section 2.2. Employee shall perform his duties and responsibilities as Chief Executive EMERITUS and Special Advisor to the Chief Executive Officer, and Chairman of the Board of Holding, as the case may be, to the best of his

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abilities in a diligent, trustworthy, businesslike and efficient manner, and may perform his duties either at or away from the Company's offices, as appropriate for the business needs of the Company Group. Notwithstanding anything contained in the By-laws of Holding or the By-laws of the Company to the contrary, while serving in the positions set forth herein, Employee shall not in any way present himself as, hold himself out to be, the Chief Executive Officer of the Company or any member of the Company Group, and shall not execute any document or instrument on behalf or in the name of, or take any action to legally bind, the Company or any other member of the Company Group without the express written consent of the Board of the Company or the Board of Holding, as applicable.

          (c) During the Employment Period, Employee shall not become an employee of any Person other than a member of the Company Group. Employee shall be permitted to make, monitor and pursue private passive investments that do not interfere with the performance of his duties hereunder.

     2.3  BASE SALARY AND BENEFITS.

          (a) Except as may otherwise be provided in Section 2.4 hereof, during the Employment Period, Employee's base salary shall be $250,000 (subject to increase, if any, provided under Section 2.3(d)) per annum (the "Base Salary"), which salary shall be payable in regular installments in accordance with the Company's general payroll practices and shall be subject to deductions for customary withholdings, including, without limitation, federal and state withholding taxes, social security taxes and state disability insurance.

          (b) Except as may otherwise be provided in Section 2.4 hereof, during each full calendar year in the Employment Period, Employee shall be entitled to an annual bonus in an amount equal to $300,000 (subject to increase, if any, provided under Section 2.3(e)) per annum (the "Bonus"); IT BEING UNDERSTOOD that for the portion of the Employment Period between January 1, 2004 and January 21, 2004, Employee shall not be entitled to receive a Bonus or any portion thereof. Any Bonus shall be payable on each December 1 during the Employment Period for the calendar year then ending and shall be subject to deduction for customary withholdings, including, without limitation, federal and state withholding taxes, social security taxes and state disability insurance.

          (c) In addition to the Base Salary and the Bonus, except as may otherwise be provided in Section 2.4 hereof, Employee shall be entitled, during the Employment Period (and following the Employment Period if, and to the extent, provided in Section 2.3(c)(ii) below), to (i) participate in all retirement, disability, pension, savings, health, medical, dental, insurance and other fringe benefits or plans of Holding or the Company made generally available to their respective executive employees and shall be entitled to the other benefits set forth on SCHEDULE 2.3(c) hereto, and (ii) the following benefits (collectively, "Benefits") at the Company's expense:

               (A)  six (6) weeks of vacation;

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               (B)       [intentionally omitted].

               (C) (w) payment or reimbursement of the amount of reasonable expenses properly incurred by Employee in connection with the performance of his duties hereunder, (x) payment or reimbursement of reasonable legal expenses incurred by Employee in connection with the negotiation of this Agreement, (y) payment or reimbursement of reasonable expenses (if any) incurred to enforce this Agreement (but only if a settlement agreement is reached or a final judgment is rendered by a court or arbiter in favor of the position taken by Employee), which shall survive the termination of this Agreement or the Employment Period, and (z) payment of $10,000 per annum for reasonable personal tax and legal expenses, in each case provided that proper vouchers are submitted to the Company by Employee evidencing such expenses and the purposes for which the same were incurred;

               (D) the Company will continue to pay the premiums on the disability insurance policies referred to on SCHEDULE 2.3(c) hereto and will gross-up Employee's compensation in accordance with past practices to reimburse him for the taxes associated with the inclusion of these benefits in his income (such gross-up to be calculated under the procedure described in the last sentence of Section 3.1 hereof);

               (E) until the earliest of (i) January 21, 2006, (ii) Employee's resignation or Employee's voluntary termination of his employment with the Company hereunder for any reason, (iii) Employee's death, or (iv) Employee's termination for Cause, the Company will continue to pay the premiums on the life insurance policy referred to on SCHEDULE 2.3(c) hereto and will gross-up Employee's compensation in accordance with past practices to reimburse him for the taxes associated with the inclusion of these benefits in his income (such gross-up to be calculated under the procedure described in the last sentence of
Section 3.1 hereof);

               (F) until the earliest of (i) such individual's Medicare entitlement on or after attainment of age 65, (ii) Employee's receipt of coverage under another employer's coverage, or (iii) Employee's termination for Cause, Employee and his current spouse, respectively, shall be entitled to coverage under the Company's health care insurance plan (or comparable coverage if the current health care plan is substantially modified or eliminated) and group term life and accidental death and dismemberment plan, which coverage shall not be diminished solely because Employee's salary has diminished following the Employment Period;

               (G) in the event of Employee's Permanent Disability, after the expiration of the Employment Period as a result of such Permanent Disability, the Company will continue to pay the premiums on the disability insurance policies described in Section 2.3(c)(ii)(D) during any disability waiting period, but only to the extent necessary to ensure that such disability insurance policy is not terminated during such waiting period; and

               (H) the Company shall reimburse Employee for dues and assessments for Employee's personal membership in Greenbrier Hills Country Club and

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Fox Run Golf Club, both located in St. Louis, Missouri, until the earliest of
(i) January 21, 2006, (ii) Employee's death, (iii) Employee's resignation or Employee's voluntary termination of his employment with the Company hereunder for any reason, or (iv) Employee's termination for Cause.

          (d) Employee's Base Salary described in Section 2.3(a) may be increased during the Employment Period at the sole discretion of the Board of the Company.

          (e) Employee's Bonus described in Section 2.3(b) may be increased during the Employment Period at the sole discretion of the Board of the Company.

     2.4  TERM.

          (a) The Employment Period shall commence on January 1, 2002 and end at 11:59 p.m. (St. Louis, Missouri local time) on January 21, 2004, subject to earlier termination (i) by reason of Employee's death or Permanent Disability,
(ii) by an appropriate resolution of the Company's Board, for or without Cause, or (iii) upon Employee's resignation or Employee's voluntary termination of his employment with the Company hereunder for any reason.

          (b) TERMINATION FOR CAUSE; RESIGNATION. If the Employment Period is terminated by the Company for Cause or by Employee upon his resignation or his voluntary termination of his employment with the Company hereunder for any reason, the Employee shall be entitled to his Base Salary through the date of termination, but Employee shall not be entitled to any further Base Salary or any Bonus or Benefits for that year or any future year, or to any severance compensation of any kind, nature or amount; PROVIDED, HOWEVER, that, in the case of Employee's resignation or Employee's voluntary termination, Employee shall continue to be entitled to the benefits to the extent provided in Sections 2.3(c)(ii)(C)(y) and 2.3(c)(ii)(F).

          (c) PERMANENT DISABILITY. If Employee's employment is terminated as a result of his Permanent Disability for which Employee receives disability insurance payments under the disability insurance policy referred to as item 3 of SCHEDULE 2.3(c) hereto, the Company shall pay to Employee all previously earned and accrued but unpaid Base Salary up to the date such disability payments commence, but Employee shall not be entitled to any further Base Salary or any Bonus for that year or any future year; PROVIDED, HOWEVER, that Employee shall be entitled to the benefits paid pursuant to the disability insurance policies referred to in Section 2.3(c)(ii)(D), and the benefits to the extent provided in Sections 2.3(c)(ii)(C)(y), (E), (F), (G) and (H).

          (d) DEATH. If Employee's employment is terminated as a result of his death, the Company shall pay to Employee's estate, spouse or named beneficiary, as applicable, all previously earned and accrued but unpaid Base Salary up to the date of his death; provided, that Employee's estate, spouse or named beneficiary, as applicable, shall be entitled to (i) the benefit of the life insurance policy provided for in Section

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2.3(c)(ii)(E), and (ii) the benefits to the extent provided for in Sections
2.3(c)(ii)(C)(y) and (F).

          (e) TERMINATION WITHOUT CAUSE. Subject to Section 2.4(f), if during the Employment Period the Employee's employment is terminated by the Company without Cause other than pursuant to paragraphs (c) or (d) above, Employee agrees that no severance compensation of any kind, nature or amount shall be payable, except for the following:

                    (i) if such termination occurs on or after January 1, 2002 and on or prior to December 31, 2002, Employee shall be entitled to (x) all previously earned and accrued but unpaid Base Salary up to the date of such termination, plus an amount equal to Employee's Base Salary for one (1) calendar year (I.E., assuming no increase pursuant to Section 2.3(d), $250,000) and Employee's Bonus for one (1) calendar year (I.E., assuming no increase pursuant to Section 2.3(e), $300,000), and (y) continued benefits after the date of such termination until January 21, 2004 or later if, and to the extent, provided in Sections 2.3(c)(ii)(C)(y), (E), (F) and (H); or

                    (ii) if such termination occurs on or after January 1, 2003 and on or prior to January 21, 2004, Employee shall be entitled to (x) all previously earned and accrued but unpaid Base Salary up to the date of such termination, plus an amount equal to Employee's Base Salary for the remainder of such period and Employee's Bonus for one calendar year, provided that, if such termination occurs, between January 1, 2004 and January 21, 2004, no Bonus payment (or any portion thereof) shall be payable to Employee; and (y) continued benefits after the date of such termination until January 21, 2004 or later if, and to the extent, provided in Sections 2.3(c)(ii)(C)(y), (E), (F) and (H).

          (f) Employee agrees that Employee shall be entitled to the payments provided for in Section 2.4(e) if, and only if, Employee has not breached as of the date of termination of the Employment Period the provisions of Sections 2.5,
2.6 and 2.7 hereof and does not breach such sections at any time during the period for which such payments are to be made; PROVIDED, that the Company's obligation to make such payments will terminate upon the occurrence of any such breach during such severance period.

          (g) Any payments pursuant to this Section 2.4 shall be made in monthly installments on the payment dates on which Employee's Base Salary would have otherwise been paid if the Employment Period had continued, and, as of the date of the final such payment, neither the Company nor any other member of the Company Group shall have any further obligation to Employee pursuant to this
Section 2.4, except and, if, and to the extent, provided in Section 2.3(c)(ii) (other than Section 2.3(c)(ii)(A)).

          (h) EMPLOYEE HEREBY AGREES THAT NO SEVERANCE COMPENSATION OF ANY KIND, NATURE OR AMOUNT SHALL BE PAYABLE TO EMPLOYEE, EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 2.4, AND EMPLOYEE HEREBY IRREVOCABLY WAIVES ANY CLAIM FOR ANY OTHER SEVERANCE COMPENSATION.

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     2.5  CONFIDENTIAL INFORMATION. Employee acknowledges that the information, observations and data obtained by him while employed by the Company or any other member of the Company Group (whether prior to or during the Employment Period) concerning the business or affairs of any member of the Company Group ("Confidential Information") are the property of the Company or such other member of the Company Group. Therefore, Employee agrees that he shall not disclose to any unauthorized Person or use for his own account any Confidential Information without the prior written consent of the Board of the Company, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Employee's acts or omissions to act. Employee shall deliver to the Company at the termination of Employee's employment, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined below) and the business of the Company Group which he may then possess or have under his control. Employee acknowledges that (a) the Confidential Information is commercially and competitively valuable to the Company Group; (b) the unauthorized use or disclosure of the Confidential Information would cause irreparable harm to the Company Group; (c) the Company or the other members of the Company Group have taken and are taking all reasonable measures to protect their legitimate interest in the Confidential Information, including, without limitation, affirmative action to safeguard the confidentiality of such Confidential Information; (d) the restrictions on the activities in which Employee may engage set forth in this Agreement, and the periods of time for which such restrictions apply, are reasonably necessary in order to protect the Company Group's legitimate interests in its Confidential Information; and (e) nothing herein shall prohibit the Company or any other member of the Company Group from pursuing any remedies, whether in law or equity, available to Holding or the Company for breach or threatened breach of this Agreement, including the recovery of damages from Employee.

     2.6 INVENTIONS AND PATENTS. Employee agrees that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, and all similar or related information which relates to the Company Group's actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Employee while employed by the Company or any other member of the Company Group (whether prior to or during the Employment Period) ("Work Product") belong to the Company or such other member of the Company Group, and Employee hereby assigns to the Company his entire right, title and interest in any such Work Product. Employee will promptly disclose such Work Product to the Board of the Company and perform all actions reasonably requested by the Board of the Company (whether during or after Employee's employment period) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

     2.7  NONCOMPETE, NONSOLICITATION; NO DISPARAGEMENT.

          (a) Employee acknowledges that in the course of his employment with the Company or any other member of the Company Group he has become familiar, and

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he will become familiar, with the Company Group's trade secrets and with other
Confidential Information and that his services have been and will be of special, unique and extraordinary value to the Company Group. Therefore, Employee agrees that, during the time he is employed by the Company or any other member of the Company Group and thereafter for the period of time equal to two years after the last severance payment of Base Salary or Bonus is received by Employee pursuant to Section 2.4 (the "Noncompete Period"), Employee shall not directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in any business with any person (including by himself or in association with any person, firm, corporate or other business organization or through any other entity) in competition with the businesses of the Company Group as such businesses exist or are in process on the date of the termination of Employee's employment, within any geographical area in which the Company Group engages or plans on the date of the termination of Employee's employment to engage in such businesses. Nothing herein shall prohibit Employee from being a passive owner of not more than 2% of the outstanding stock of a corporation which is publicly traded, so long as Employee has no active participation in the business of such corporation.

          (b) During the Noncompete Period, Employee shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or any other member of the Company Group to leave the employ of the Company or such other member of the Company Group, or in any way interfere with the relationship between any member of the Company Group and any employee thereof, (ii) hire any person who was an employee of the Company Group at any time within the six-month period prior to the date of termination of Employee's employment with the Company or any other member of the Company Group, or (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee, franchisor or other business relation of the Company or any other member of the Company Group to cease doing business with the Company or such other member of the Company Group, or in any way interfere with the relationship between any such customer, supplier, licensee, licensor, franchisee, franchisor or business relation and the Company or any other member of the Company Group.

          (c)  Employee agrees that: (i) the covenants set forth above in this
Section 2.7 are reasonable in geographical and temporal scope and in all other respects, (ii) Holding and the Company would not have entered into this Agreement but for the covenants of Employee contained herein, and (iii) the covenants contained herein have been made in order to induce Holding and the Company to enter into this Agreement.

          (d) If, at the time of enforcement of the covenants set forth above in this Section 2.7, a court or arbiter shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

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          (e)  Employee agrees that he will not now or at any time in the future, make any communications, whether oral or written, which negatively reflect upon, or disparage in any way, or induce or encourage others to disparage in any way, the Company or Holding, any member of the Company Group, their businesses, services, their products, or any of their directors, officers, employees or agents. The Company and Holding agree that they will use their reasonable best efforts to cause their respective directors and executive officers to not now or at any time in the future, make any communications, whether oral or written, which negatively reflect upon, or disparage in any way, or induce or encourage others to disparage in any way, Employee or his service to the Company Group.

                                   ARTICLE III
                                  MISCELLANEOUS

     3.1 SPECIAL BONUS. In recognition of Employee's years of service to the Company Group and continued dedication and commitment to the success of the Company Group, and in consideration for, and appreciation of, Employee's assistance with transitioning the Company's new Chief Executive Officer into such role, past and continued guidance and assistance to members of the Company's senior management, assistance in maintaining and further developing the Company's relationships with its customers and service providers, assistance in finding and developing new customers of the Company Group and past and continued advice and guidance (strategic, operational, financial and other) regarding the business and operations of the Company Group, upon the execution of this Agreement, the Company shall pay Employee a special bonus equal to $1,000,000 (the "Special Bonus"), payable in cash, plus an additional "gross-up" payment equal to an amount such that, after payment by Employee of all federal, state and local income taxes imposed on such "gross-up" payment, Employee retains an amount of the "gross-up" payment equal to the federal, state and local income taxes imposed upon the payment of the Special Bonus to Employee. For purposes of determining the amount of the "gross-up" payment, Employee shall be deemed to pay federal income taxes at the highest marginal rates of federal income taxation applicable to individuals in the calendar year in which the "gross-up" payment is to be made, and state and local income taxes at the highest marginal rates of taxation applicable to individuals as are in effect in the state and locality of Employee's residence in the calendar year in which the "gross-up" payment is to be made, net of the maximum reduction in federal income taxes that can be obtained from deduction of such state and local taxes, taking into account any limitations applicable to individuals subject to federal income tax at the highest marginal rates.

     3.2 BOARD MEMBERSHIP; RESIGNATION. Continuing during the Employment Period or thereafter, unless Employee's employment hereunder is terminated by the Company for Cause, for as long as Employee's beneficial equity interest in Holding (I.E., Holding's Common Stock beneficially owned by Employee plus the number of shares of Holding's Common Stock issuable upon the exercise of stock options granted to Employee that have vested and are exercisable as of the time of such determination in accordance with the terms of Holdings's 1997 Stock Option Plan and any applicable stock option grant agreement) exceeds 2% of Holding's Common Stock outstanding on a

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fully diluted basis (I.E., all outstanding shares of Holding's Common Stock (not including treasury shares) and all shares of Holding's Common Stock issuable in respect of securities convertible into or exchangeable for shares of Holding's Common Stock, share appreciation rights or options, warrants and other rights to purchase or subscribe for shares of Holding's Common Stock or securities convertible into or exchangeable for shares of Holding's Common Stock), Employee shall be entitled to serve as a member of the Board of Holding. Employee hereby agrees that upon termination of the Employment Period for any reason whatsoever, Employee shall promptly resign from the Board of Holding (i) immediately if he is terminated for Cause, (ii) on the date he violates the terms of Section 2.7, or (iii) in all other events, as soon as his equity interest in Holding falls below the 2% threshold set forth above, and if he does not so resign, Employee may be removed from the Board of Holding by stockholder action. In addition, except as provided in the immediately preceding sentence, upon the termination of his employment with the Company for any reason, Employee shall be deemed, without the need to take further action, to have resigned his position as an officer or director of any member of the Company Group effective on the date of termination.

     3.3 EMPLOYEE'S REPRESENTATIONS. Employee hereby represents and warrants to Holding and the Company that (i) the execution, delivery and performance of this Agreement by Employee do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Employee is a party or by which he is bound, (ii) except for (x) the Original Agreement, and (y), to the extent set forth in Section 3.7 below, the Executive Employment Agreement, dated as of April 3, 1997, by and among Von Hoffmann Corporation (now named "Von Hoffmann Holdings Inc.") (as successor to VH Acquisition Corp.), the Company and Employee, which, except as set forth in
Section 3.7 or the Original Agreement and Section 3.7 below, expired by its terms at 11:59 p.m. on December 31, 2001 (such agreement, the "1997 EMPLOYMENT AGREEMENT"), Employee is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity (other than the Company or Holding), and (iii) upon the execution and delivery of this Agreement by Holding and the Company, this Agreement shall be the valid and binding obligation of Employee, enforceable in accordance with its terms. Employee hereby acknowledges and represents that he has consulted with independent legal counsel regarding his rights and obligations under this Agreement and that he fully understands the terms and conditions contained herein.

     3.4  SURVIVAL. Sections 2.3(c)(ii)(C)(y), 2.3(c)(ii)(E), 2.3(c)(ii)(F),
2.3(c)(ii)(G), 2.3(c)(ii)(H), 2.5, 2.6, 2.7, 3.2 and Sections 3.5 through 3.15 shall survive and continue in full force in accordance with their terms notwithstanding any termination of the Employment Period.

     3.5 NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or sent via a nationally recognized overnight courier, or sent via facsimile to the recipient. Such notices, demands and other communications will be sent to the address indicated below:

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                 To the Company or Holding:
                        Von Hoffmann Corporation
                        1000 Camera Avenue
                        St. Louis, Missouri 63126
                        Attention to:  Chief Executive Officer
                        Facsimile:  (314) 966-0984

                 With a copy to:
                        DLJ Merchant Banking Partners II, Inc.
                        11 Madison Avenue
                        16th Floor
                        New York, New York 10010
                        Attention:  Thompson Dean
                                    David F. Burgstahler
                        Facsimile:  (212) 538-0415

                 To Employee:
                        Robert A. Uhlenhop
                        6 Claycrest
                        St. Louis, Missouri 63131
                        Facsimile:  (314) 991-2356

                 With a copy to:
                        Brian W. Berglund, Esq.
                        Bryan Cave LLP
                        One Metropolitan Square, 36th Floor
                        St. Louis, Missouri 63102
                        Facsimile: (314) 259-2020

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

     3.6 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     3.7 COMPLETE AGREEMENT. The Shareholders' Agreement, dated as of May 22, 1997 (as amended), among Holding and certain of its stockholders (the "SHAREHOLDERS' AGREEMENT"), the Security and Pledge Agreement, Management Stock Purchase Agreement and Non-Recourse Secured Promissory Note, each between Holding and Employee and each dated May 22, 1997, the stock option agreements between Holding and Employee (as amended), this Agreement, and the specific provisions of the 1997 Employment Agreement referred to below, embody the complete agreement and

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understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, including the Original Agreement and the 1997 Employment Agreement, which agreement terminated in all respects by its terms at 11:59 p.m. on December 31, 2001; PROVIDED, HOWEVER, that, by virtue of Section 3.7 of the Original Agreement and as expressly contemplated and agreed to hereunder, (i) the provisions of the third clause of Section 2.3(c)(ii)(C) of the 1997 Employment Agreement shall continue to survive, and (ii) the gross-up provisions contained in Section 2.3(c)(ii)(D) of the 1997 Employment Agreement shall continue to survive until the payment to Employee of any such gross-up payments.

     3.8 COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

     3.9 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, all covenants and agreements contained in this Agreement shall bind and inure to the benefit of and be enforceable by Holding, the Company, and their respective successors and assigns. Except as otherwise specifically provided herein, this Agreement, including the obligations and benefits hereunder, may not be assigned to any party by Employee.

     3.10 NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen hereto by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied to this Agreement.

     3.11 DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     3.12 GOVERNING LAW. All questions concerning the construction, validity and interpretation of this Agreement and the exhibits and schedules hereto will be governed by and construed in accordance with the domestic law of the State of Missouri, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Missouri or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Missouri.

     3.13 REMEDIES. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorneys' fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement, including, without limitation, Sections 2.5, 2.6 and 2.7 hereof, and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

     3.14 DISPUTE RESOLUTION.

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          (a)  ARBITRATION. In the event of disputes between the parties with respect to the terms and conditions of this Agreement, such disputes shall be resolved by and through an arbitration proceeding to be conducted under the auspices of the American Arbitration Association (or any like organization successor thereto) in Chicago, Illinois. Such arbitration proceeding shall be conducted pursuant to the commercial arbitration rules (formal or informal) of the American Arbitration Association in as expedited a manner as is then permitted by such rules (the "Arbitration"). Both the foregoing agreement of the parties to arbitrate any and all such claims, and the results, determination, finding, judgment and/or award rendered through such Arbitration, shall be final and binding on the parties hereto and may be specifically enforced by legal proceedings.

          (b) PROCEDURE. Such Arbitration may be initiated by written notice from either party to the other which shall be a compulsory and binding proceeding on each party. The Arbitration shall be conducted by an arbitrator selected in accordance with the procedures of the American Arbitration Association. Time is of the essence of this arbitration procedure, and the arbitrator shall be instructed and required to render his or her decision within thirty (30) days following completion of the Arbitration.

          (c) VENUE AND JURISDICTION. Any action to compel arbitration hereunder shall be brought in the Circuit Court of St. Louis County, State of Missouri.

     3.15 AMENDMENT AND WAIVER. The provisions of this Agreement may be amended and waived only with the prior written consent of Holding, Company and Employee.

     3.16 FURTHER ASSURANCES. The parties hereto agree to take all action and to do all things reasonably necessary, proper or advisable as early as reasonably practicable so that the terms of this Agreement shall be made applicable to and consistent and not in conflict with certain other existing agreements concerning Employee's relationship with the Company and Holding (other than the Original Agreement and the 1997 Employment Agreement, except as expressly provided below in this Section 3.16), and VICE VERSA, including, but not limited to, (x) preserving the intent of Sections 3.1(c), (d) and (f) of the 1997 Employment Agreement (if, and then only to the extent, necessary, proper or advisable), and/or (y) appropriately amending any relevant provision of the Shareholders' Agreement, the Special Nonqualified Stock Option Grant Letter from Holding to Employee, dated as of May 22, 1997 (as amended), the Standard Nonqualified Stock Option Grant Letter from Holding to Employee, dated as of May 22, 1997 (as amended), the Non-Recourse Secured Promissory Note, dated May 22, 1997, issued by Employee to the Company, and the Security and Pledge Agreement, dated May 22, 1997, between Employee and Holding, in any such case, if, and then only to the extent, necessary, proper or advisable, and otherwise to carry out the purposes of this Agreement. Employee also agrees to use his best efforts to minimize the likelihood that the Company will not be entitled to deduct, for federal income tax purposes, any amounts with respect to payments made to, or benefits conferred upon, Employee pursuant to this Agreement.

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     3.17 EFFECT ON ORIGINAL AGREEMENT. This Agreement shall supercede and supplant the Original Agreement in all respects.

                                    * * * * *

                                       14
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          IN WITNESS WHEREOF, the parties hereto have executed this Employment
Agreement as of the date first written above.

          THIS CONTRACT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

                                      COMPANY:

                                      VON HOFFMANN CORPORATION

                                      By:
                                          -------------------------------------
                                          Robert S. Mathews
                                          Chief Executive Officer and President

                                      HOLDING:

                                      VON HOFFMANN HOLDINGS INC.

                                      By:
                                          -------------------------------------
                                          Robert S. Mathews
                                          Chief Executive Officer and President

                                      EMPLOYEE:

                                      -----------------------------------------
                                      ROBERT A. UHLENHOP

[Signature page to this Amended and Restated Employment Agreement, dated as of June __, 2002, by and among Von Hoffmann Holdings Inc., Von Hoffmann Corporation and Robert A. Uhlenhop]

                                 SCHEDULE 2.3(c)

1.   Disability policy (number 9161587) provided by Massachusetts Mutual.

2.   Disability policy (number 9335328) provided by Massachusetts Mutual.

3. Disability policy (number 17053) provided by Petersen International (Lloyd's of London).

4.   Life insurance policy (number 9856478) provided by Massachusetts Mutual.

5.   Two travel accident policies provided by CHUBB.

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